EXHIBIT 24

                               POWER OF ATTORNEY

      Each Director of PSEG Energy Holdings Inc. whose signature appears below hereby appoints Derek M. DiRisio, the agent for service named in this Registration Statement, and James T. Foran, Esq. as attorney-in-fact, to execute in the name of each such person and to file with the Securities and Exchange Commission this Registration Statement and any and all additional amendments, including post-effective amendments to this Registration Statement.

            Signature                Title                   Date

      /s/ Frank Cassidy               Director                September 7, 2001
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        Frank Cassidy


  /s/ Robert J. Dougherty, Jr         Director                September 7, 2001
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  Robert J. Dougherty, Jr.


    /s/ E. James Ferland              Director                September 7, 2001
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      E. James Ferland


    /s/ Thomas M. O'Flynn             Director                September 7, 2001
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      Thomas M. O'Flynn

    /s/ R. Edwin Selover              Director                September 7, 2001
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      R. Edwin Selover